Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on November 7, 2011 regarding quarter and nine months ended September 30, 2011 results.

LP Reports Third Quarter 2011 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2011, which included the following:

•	Total sales for the third quarter of $351 million were higher by 9% percent versus a year ago.

•
Loss from continuing operations was $59 million, or $0.44 per diluted share which includes an after-tax non-cash charge of $38 million or $0.28 per diluted share associated with the impairment of our laminated strand lumber (LSL) facility.

•	Adjusted EBITDA from continuing operations for the third quarter was a loss of $6 million compared to income of $4 million in the third quarter of 2010.

“The building products market moved ahead at a slow place in the third quarter,” said Rick Frost, Chief Executive Officer. “Housing activity remains at low levels, consumer confidence has been negatively affected by the political situation in Washington and job recovery remains muted. LP was agile in our response to the market conditions and ended the quarter with slightly higher cash balances than at the end of June.”

THIRD QUARTER RESULTS

For the quarter ended September 30, 2011, LP reported net sales of $351 million, an increase from $323 million in the third quarter of 2010. For the third quarter, the company reported an operating loss of $73 million as compared to a $16 million in the third quarter of 2010.

For the third quarter of 2011, LP reported a loss from continuing operations of $59 million, or $0.44 per diluted share, as compared to a loss from continuing operations of $31 million, or $0.23 per diluted share for the third quarter of 2010.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2011, LP reported net sales of $1.0 billion, slightly lower than the first nine months of 2010. For the first nine months of 2011, LP reported an operating loss of $115 million as compared to income in the comparable period of 2010 of $10 million. Adjusted EBITDA from continuing operations for the first nine months of 2011 was a loss of $3 million compared to income of $81 million in the first nine months of 2010.

For the first nine months of 2011, LP reported a loss from continuing operations of $115 million, or $0.87 per diluted share, as compared to a loss from continuing operations of $30 million, or $0.23 per diluted share, for the first nine months of 2010.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating seven facilities and has indefinitely curtailed three other facilities due to market conditions. The OSB segment reported net sales for the third quarter of 2011 of $139 million, flat with $140 million of net sales in the third quarter of 2010. For the third quarter of 2011, the OSB segment reported an operating loss of $16 million compared with a loss of $5 million in the third quarter of 2010. For the third quarter, LP realized a decline of $11 million in adjusted EBITDA from continuing operations for this segment as compared to the third quarter of 2010. For the third quarter of 2011 as compared to the third quarter of 2010, sales volumes were up 5 percent with sales price decreasing by 7 percent. The decrease in sales price accounted for approximately a $9 million dollar decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $112 million in the third quarter of 2011, an increase of 7 percent from $105 million in the year-ago third quarter. For the third quarter of 2011, the Siding segment reported an operating income of $12 million compared to $9 million in the year-ago quarter. For the third quarter, LP reported $16 million in adjusted EBITDA from continuing operations, an increase of $3 million as compared to the third quarter of 2010.

In the third quarter of 2011, sales increased due to improving retail performance and slightly higher housing starts.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the third quarter of 2011 totaled $55 million, a increase of 44 percent from $38 million in the year-ago quarter. Operating losses decreased to $3 million for the third quarter of 2011 from $5 million for the third quarter of 2010. For the third quarter, LP realized an increase in adjusted EBITDA from continuing operations of $2 million for this segment as compared to the third quarter of 2010.

"During the third quarter, LP was required, due to accounting rules, to record a $62.0 million impairment on our Houlton LSL facility", said Frost. "I want to be very clear that this was an accounting driven decision as we continue to be very committed to this product line and see significant opportunities in the future," he concluded.

The improved operating results in the third quarter were driven by increased sales volumes, primarily on export sales, and improved operations at our LSL facility.

COMPANY OUTLOOK

"LP will continue to act cautiously for the rest of 2011 and into 2012,” Frost continued. “While there has been some recent good news in housing starts and remodeling activity, the base economy seems to be fairly flat. Longer term, the estimated 23.2 million adults now living with their parents should eventually become homeowners,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
###
FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$350.6	$322.8	$1,044.7	$1,067.3

Income (loss) from operations	$(72.7)	$(15.9)	$(114.5)	$10.3

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	$(74.2)	$(43.6)	$(134.5)	$(40.3)

Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating charges and credits, net	$(25.5)	$(12.2)	$(77.2)	$(10.1)

Loss from continuing operations	$(59.3)	$(30.9)	$(115.1)	$(29.8)

Net loss attributed to LP	$(65.6)	$(32.0)	$(124.1)	$(32.2)

Net loss per share - basic	$(0.49)	$(0.24)	$(0.94)	$(0.25)
Net loss per share - diluted	$(0.49)	$(0.24)	$(0.94)	$(0.25)

Average shares of stock outstanding - basic	134.5	131.1	132.4	128.5
Average shares of stock outstanding - diluted	134.5	131.1	132.4	128.5

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other than temporary investment impairments and other operating credits and charges, net :

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Loss from continuing operations	$(59.3)	$(30.9)	$(115.1)	$(29.8)

(Gain) loss on sale or impairment of long-lived assets, net	65.0	0.9	73.0	2.1
Other operating credits and charges, net	(9.8)	2.3	(11.2)	2.8
Other than temporary investment impairment	—	16.9	—	16.9
	55.2	20.1	61.8	21.8
Benefit for income taxes on above items	(21.4)	(1.4)	(23.9)	(2.1)
	33.8	18.7	37.9	19.7

	$(25.5)	$(12.2)	$(77.2)	$(10.1)

Per share - basic	$(0.19)	$(0.09)	$(0.58)	$(0.08)
Per share - diluted	$(0.19)	$(0.09)	$(0.58)	$(0.08)

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$350.6	$322.8	$1,044.7	$1,067.3
Operating costs and expenses:
Cost of sales	322.0	289.1	953.3	903.4
Depreciation and amortization	19.6	18.7	61.2	61.5
Selling and administrative	26.5	27.7	82.9	87.2
(Gain) loss on sale or impairment of long-lived assets, net	65.0	0.9	73.0	2.1
Other operating credits and charges, net	(9.8)	2.3	(11.2)	2.8
Total operating costs and expenses	423.3	338.7	1,159.2	1,057.0
Income (loss) from operations	(72.7)	(15.9)	(114.5)	10.3

Non-operating income (expense):
Other than temporary investment impairment	—	(16.9)	—	(16.9)
Interest expense, net of capitalized interest	(14.2)	(15.3)	(42.6)	(49.8)
Investment income	16.7	4.9	24.2	15.1
Other non-operating items	(4.0)	(0.4)	(1.6)	1.0
Total non-operating expense	(1.5)	(27.7)	(20.0)	(50.6)

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	(74.2)	(43.6)	(134.5)	(40.3)
Benefit for income taxes	(20.9)	(16.4)	(36.1)	(14.0)
Equity in loss of unconsolidated affiliates	6.0	3.7	16.7	3.5
Loss from continuing operations	(59.3)	(30.9)	(115.1)	(29.8)

Loss from discontinued operations before taxes	(10.3)	(1.3)	(14.4)	(3.6)
Benefit for income taxes	(4.0)	(0.5)	(5.6)	(1.4)
Loss from discontinued operations	(6.3)	(0.8)	(8.8)	(2.2)

Net loss	(65.6)	(31.7)	(123.9)	(32.0)
Less: Net income attributed to non-controlling interest	—	0.3	0.2	0.2
Loss attributed to Louisiana-Pacific Corporation	$(65.6)	$(32.0)	$(124.1)	$(32.2)

Loss per share of common stock (basic):
Loss from continuing operations	$(0.44)	$(0.23)	$(0.87)	$(0.23)
Loss from discontinued operations	(0.05)	(0.01)	(0.07)	(0.02)
Net loss per share	$(0.49)	$(0.24)	$(0.94)	$(0.25)

Net loss per share of common stock (diluted):
Loss from continuing operations	$(0.44)	$(0.23)	$(0.87)	$(0.23)
Loss from discontinued operations	(0.05)	(0.01)	(0.07)	(0.02)
Net loss per share	$(0.49)	$(0.24)	$(0.94)	$(0.25)

Average shares of stock outstanding - basic	134.5	131.1	132.4	128.5
Average shares of stock outstanding - diluted	134.5	131.1	132.4	128.5

Amounts attributed to LP Corporation common shareholders
Loss from continuing operations, net of tax	$(59.3)	$(31.2)	$(115.3)	$(30.0)
Loss from discontinued operations, net of tax	(6.3)	(0.8)	(8.8)	(2.2)
	$(65.6)	$(32.0)	$(124.1)	$(32.2)

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$360.1	$389.3
Receivables	86.2	66.8
Income tax receivable	4.4	18.7
Inventories	156.0	151.9
Prepaid expenses and other current assets	8.6	5.6
Deferred income taxes	12.8	23.4
Current portion of notes receivable from asset sales	10.0	—
Assets held for sale	52.7	57.9
Total current assets	690.8	713.6

Timber and timberlands	44.8	46.8

Property, plant and equipment, at cost	2,039.2	2,112.5
Accumulated depreciation	(1,246.8)	(1,195.4)
Net property, plant and equipment	792.4	917.1

Notes receivable from asset sales	523.5	533.5
Long-term investments	0.5	15.4
Restricted cash	14.5	31.1
Investments in and advances to affiliates	98.8	110.0
Deferred debt costs	8.7	10.1
Other assets	25.2	27.1
Long-term deferred tax asset	3.9	5.9
Total assets	$2,203.1	$2,410.6

LIABILITIES AND EQUITY
Current portion of long-term debt	$10.6	$0.2
Accounts payable and accrued liabilities	129.1	127.8
Current portion of contingency reserves	4.0	7.0
Total current liabilities	143.7	135.0

Long-term debt, excluding current portion	716.2	714.5
Contingency reserves, excluding current portion	17.8	25.9
Other long-term liabilities	121.1	129.8
Deferred income taxes	119.9	164.8
Redeemable non-controlling interest	—	22.8

Stockholders’ equity:
Common stock	149.8	144.8
Additional paid-in capital	554.6	559.4
Retained earnings	739.0	863.1
Treasury stock	(279.8)	(279.9)
Accumulated comprehensive loss	(79.2)	(69.6)
Total stockholders’ equity	1,084.4	1,217.8
Total liabilities and stockholders’ equity	$2,203.1	$2,410.6

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(65.6)	$(31.7)	$(123.9)	$(32.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19.6	18.7	61.2	61.5
(Gain) loss from unconsolidated affiliates	6.0	3.7	16.7	3.5
(Gain) loss on sale or impairment of long-lived assets	65.0	0.9	73.0	2.1
Other operating credits and charges, net	(9.8)	(0.8)	(11.2)	1.9
Other-than-temporary investment impairment	—	16.9	—	16.9
Realized gain on sale of long-term-investment	(15.2)	—	(15.2)	—
Exchange (gain) loss on remeasurement	(3.8)	0.2	(1.1)	0.4
Cash settlement of contingencies	(0.4)	(5.0)	(1.3)	(8.4)
Pension (payments) expense, net	(10.4)	(8.7)	(10.0)	(5.3)
Stock-based compensation expense	1.6	1.7	6.4	7.0
Other adjustments, net	9.1	(2.3)	16.7	1.3
Decrease (increase) in receivables	2.5	31.2	(22.2)	(19.5)
Decrease (increase) in income tax receivable	9.6	(2.7)	14.3	34.7
Decrease (increase) in inventories	14.6	17.5	(6.0)	(6.7)
Decrease (increase) in prepaid expenses	(0.3)	0.7	(3.2)	(0.9)
Increase (decrease) in accounts payable and accrued liabilities	3.6	(12.6)	1.3	(4.0)
Decrease in deferred income taxes	(21.0)	(18.3)	(29.3)	(7.5)
Net cash provided by (used in) operating activities	5.1	9.4	(33.8)	45.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(5.4)	(6.1)	(13.4)	(11.5)
Investments and advances to joint ventures	(1.5)	—	(4.6)	6.1
Proceeds from sales of assets	0.9	0.3	1.2	1.5
Receipt of proceeds from notes receivable	—	—	—	115.1
Proceeds from sale of investments	19.1	—	19.1	—
Decrease (increase) in restricted cash under letters of credit/credit facility	0.2	(0.1)	16.6	5.1
Net cash provided by (used in) investing activities	13.3	(5.9)	18.9	116.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long term debt	10.0	—	10.0	—
Repayment of long term debt	(0.1)	(60.3)	(0.2)	(174.1)
Short term borrowings, net of repayments	(4.5)	—	—	—
Redemption of non-controlling interest	—	—	(24.0)	—
Payment of debt issuance fees	—	—	(1.0)	—
Net cash provided by (used in) financing activities	5.4	(60.3)	(15.2)	(174.1)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	$2.3	$1.8	$0.9	$0.8
Net increase (decrease) in cash and cash equivalents	26.1	(55.0)	(29.2)	(12.0)
Cash and cash equivalents at beginning of period	334.0	437.1	389.3	394.1
Cash and cash equivalents at end of period	$360.1	$382.1	$360.1	$382.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2011	2010	2011	2010
Net sales:
OSB	$138.8	$140.1	$411.4	$475.5
Siding	112.0	104.6	336.6	325.0
Engineered Wood Products	54.9	38.0	156.9	142.7
Other	45.8	41.2	141.6	130.1
Intersegment sales	(0.9)	(1.1)	(1.8)	(6.0)
	$350.6	$322.8	$1,044.7	$1,067.3
Operating profit (loss):
OSB	$(16.0)	$(5.0)	$(48.0)	$38.4
Siding	11.8	9.3	35.9	39.6
Engineered Wood Products	(3.2)	(4.9)	(11.9)	(15.9)
Other	(0.9)	0.7	4.2	4.6
Less intersegment profits	—	0.5	—	—
Other operating credits and charges, net	9.8	(2.3)	11.2	(2.8)
Loss on sale or impairment of long-lived assets	(65.0)	(0.9)	(73.0)	(2.1)
General corporate and other expenses, net	(15.2)	(17.0)	(49.6)	(55.0)
Foreign currency gains (losses)	(4.0)	(0.4)	(1.6)	1.0
Other-than-temporary investment impairment	—	(16.9)	—	(16.9)
Investment income	16.7	4.9	24.2	15.1
Interest expense, net of capitalized interest	(14.2)	(15.3)	(42.6)	(49.8)
Loss from continuing operations before taxes	(80.2)	(47.3)	(151.2)	(43.8)
Benefit for income taxes	(20.9)	(16.4)	(36.1)	(14.0)
Loss from continuing operations	$(59.3)	$(30.9)	$(115.1)	$(29.8)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and nine months ended September 30, 2011 and 2010.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Oriented strand board, million square feet 3/8" basis(1)	804	762	2,375	2,271
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	53	52	140	154
Wood-based siding, million square feet 3/8" basis	192	146	613	575
Engineered I-Joist, million lineal feet(1)	15	12	43	55
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,640	1,120	4,995	4,509

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.